Exhibit 99(c)(5)
Board of Directors of Shakespeare Presentation to the Special Committee April 25, 2011 Confidential Presentation

Table of Contents Agenda Transaction Summary Valuation Analysis ________________________________________________________________________________________ Appendix Additional Valuation Materials

Transaction Summary

Overview of Proposed Transaction

Note: Based on Draft Merger Agreement dated 4/24/11

Summary of Key Proposal Terms & Conditions

Proposal	▪ $9.25 per share
Consideration / Structure	▪ 100% cash ▪ One-step reverse subsidiary merger
Diligence	▪ Largely complete and remains subject to completion of select customer calls
Management	▪ Agreements to be signed with key senior employees; certain management required to rollover a portion of their equity holdings
Approvals	▪ All requisite internal approvals have been received the buyer
Financing	▪ Up to $350 million of senior secured financing composed of $50 million revolving credit facility and a $300 million term loan facility ▪ Not subject to a "market MAC" or financial performance condition ▪ No specific performance clause requiring buyer to fund and close if financing is available; reverse break is sole remedy
Key Closing Conditions	▪ Approval by Shakespeare shareholders (requires 2/3 supermajority of shares present under Cayman law) ▪ Receipt of HSR and other required regulatory approvals ▪ No material adverse effect prior to closing ▪ Liens securing notes released; loan agreements terminated (under Cayman law)
Break up Fees / Expenses	▪ 2.0% break fee during the "go-shop" and 3.0% during the "no-shop" ▪ Reverse break fee of 9.0% ▪ Reimbursement of 50% of documented expenses to buyer in event of shareholder no-vote, subject to $5 million cap
Go Shop	▪ 45 days
Timing	▪ Sign Merger Agreement on Monday, April 25, 2011 ▪ Announce transaction on Tuesday, April 26, 2011

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Debt Financing Commitment Letter Overview

JPM and UBS are committing to a $50 million revolver and $300 million in term loans to finance the transaction

Senior Secured Facilities Term Sheet	
Borrower:	Newco, to acquire/merge into target, a Cayman Islands exempted company
Facilities offered:	▪ $50 million 5-year Revolver (first out) ▪ $300 million 7-year Term Loan B
Administrative Agent:	JP Morgan Chase Bank, N.A.
Interest Rates:	L+450 bps, with a stepdown for the revolver to L+425 bps at 2.25x Secured Net Leverage
LIBOR Floor:	1.25%
TLB Amortization:	1% per annum
Mandatory Prepayments:	100% cash proceeds of non-ordinary course asset sales, subject to customary reinvestment rights 50% ECF sweep, with step downs to 25% at 2.0x Secured Net Leverage and 0% at 1.5x Secured Net Leverage
Voluntary Prepayments:	Prepayable at par at any time
Revolver Undrawn Fee:	50 bps
OID/Upfront Fees:	RC: 100 bps TLB: 50 bps
Incremental Facility:	$25 million plus additional amounts subject to pro forma 2.5x secured net leverage; subject to 50 bps MFN
Financial Covenants:	Term Facility: None; Revolving Facility: Springing Secured Net Leverage Ratio of less than 4.35x
Negative Covenants:	Standard for a leveraged loan transaction
Flex:	Standard market provisions
Comments:	Min 45% equity check (10% can be rollover equity) Min liquidity requirement of $75 million in cash or revolver at closing if revolver is drawn at closing Contemplates reorganization of business with Storage as a separate sister company; note restricted payments limitations, investments and transactions with affiliates provisions limit ability to transfer cash between businesses Other than reorganization and separation of Storage, commitment letter contains standard market conditions precedents and conditions to funding

Source: Financing commitment papers provided to Shakespeare from bidder.

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Transaction Economics and Implied Multiples Transaction Value and Multiples (1) Sources & Uses of Funds (2) Implied Offer Price Premium Pro Forma Credit Statistics (3) - 8/27/11E ___________________________ Source: Wall Street Research, Company filings and management projections. Financings terms based on financing commitment papers provided to Shakespeare from bidder. Note: Board Case: Financial projections of the Company prepared by management of the Company and presented to the Board of Directors on February 16, 2011, as updated by management. Reviewed Case: Revised financial projections of the Company prepared by management of the Company subsequent to the presentation to the Board of Directors of the Board Case, and presented to the Board of Directors on March 22, 2011, which reflect more optimistic assumptions and estimates (as compared to the Board Case) as to the future financial performance of the Company. Financials are non-GAAP, excluding stock-based compensation, restructuring charges and other unusual items. Based on basic shares outstanding of 63.973mm and options/awards per Shakespeare's management guidance. Cash and debt as of Shakespeare's Q2 FY11 ending balance (10-Q for the period ending February 25, 2011). Per management guidance assumes (i) projected cash and debt for period ending August 27, 2011 and (ii) assumes minimum cash of $65 million. Employee rollover assumptions based on draft merger agreement dated April 24, 2011. Based on management projections. ($ in millions except per share data) 3

Valuation Analysis

Financial Case Comparison ___________________________ Source: Company filings, management guidance and Wall Street equity research. Note: FY ends August. Financials are non-GAAP, excluding stock-based compensation, restructuring charges and other unusual items. Projections based on IBES consensus and Wall Street research Reviewed Case: Revised financial projections of the Company prepared by management of the Company subsequent to the presentation to the Board of Directors of the Board Case, and presented to the Board of Directors on March 22, 2011, which reflect more optimistic assumptions and estimates (as compared to the Board Case) as to the future financial performance of the Company Board Case: Financial projections of the Company prepared by management of the Company and presented to the Board of Directors on February 16, 2011, as updated by management 4

Historical and Near Term Financial Performance

Quarterly Revenue and Q/Q Growth Since IPO



($ in millions)
(%)
Reviewed Case
$280
$210
$140
$70
$0
40%
20%
0%
-20%
-40%
$188
$197
$237
$239
$186
$166
$175
$164
$168
$161
$141
$109
$92
$100
$123
$160
$201
$219
$216
$171
$174
$178
Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
FY06
FY07
FY08
FY09
FY10
FY11

Quarterly EBITDA and Margin Since IPO



($ in millions)
(%)
Reviewed Case
$40
$30
$20
$10
$0
40%
30%
20%
10%
0%
$17
$17
$23
$23
$22
$17
$20
$19
$13
$11
$10
$10
$5
$10
$15
$28
$30
$34
$29
$14
$16
$17
Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
FY06
FY07
FY08
FY09
FY10
FY11

Source: Company filings and FactSet and management projections.
Note: Fiscal year ends in August.

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Historical Performance vs. Expectations Quarterly Revenue Surprises Since IPO Quarterly Earnings Surprises Since IPO ___________________________ Source: Company filings, FactSet, Wall Street research and management projections. Note: EPS is non-GAAP, excluding stock-based compensation, restructuring charges and other unusual items. Consensus EPS projection of ($0.01) and reported EPS of $0.02. Consensus EPS projection of ($0.01) and reported EPS of $0.03. Consensus EPS projection of ($0.01) and reported EPS of $0.01. $188.5 $197.0 $237.2 $239.1 $186.5 $165.6 $175.0 $164.5 $167.6 $160.7 $140.8 $109.1 $91.6 $99.8 $123.1 $160.1 $201.2 $218.7 $216.4 $170.5 $173.9 $178.4 $0.19 $0.23 $0.22 $0.22 $0.22 $0.21 $0.18 $0.17 $0.05 $0.02 $0.02 $0.03 ($0.01) $0.00 $0.08 $0.23 $0.26 $0.29 $0.27 $0.08 $0.10 $0.12 EPS: Rev ($ mm): NM(1) NM(3) NM(2) (20.7%) Board and Reviewed Case versus Street estimates Board and Reviewed Case versus Street estimates $176.6 $159.6 $168.2 Board Case: (7.5%) (10.3%) $0.05 $0.07 $0.11 Board Case: (36.4%) (35.3%) 6

Wall Street Expectations

Summary Outlook

Analyst Recommendations

April 2011



Hold
38%
Buy
62%

n = 8

Median Price Target: $9.25

Analyst Projections

Revenue Consensus

($ in millions, except per share values)



$1,200
$800
$400
$0
$740
$757
$747
$813
$757
$856
Low
Mean
High

EPS Consensus



$1.50
$1.00
$0.50
$0.00
$0.60
$0.84
$0.63
$0.92
$0.65
$1.10
Low
Mean
High
FY11
FY12

Key Themes

Positives

- ✓ View that FY2Q'11 is trough for revenues and margins as result of expectation that DRAM ASPs should begin to recover in CY2Q'11
- ✓ Optimism about growth initiative in high margin enterprise SSD
- ✓ Flash seen as promising opportunity for 2H'11, where Shakespeare is leveraging strong presence in Brazil to serve OEM customers
- ✓ Potential for increasing content opportunity to support ASPs in 2H'11
- ✓ Expectation that Brazil business continues to improve with pent-up consumer PC demand and solid overall growth in Brazilian economy
- ✓ Encouraged that outside of Brazil, memory business not likely to be significantly impacted by DRAM ASP declines
- ✓ View that SSD business could drive long-term growth with gross margins above company average

Negatives

- × Concern that success of tablets could put long-term pressure on PC sales and consequently DRAM prices
- × Concern about possible weaker DRAM ASP recovery than expected
- × Customer concentration risk with several large OEM customers representing the majority of sales and expressed weakness at Networking / Telecom customer
- × Market risk given relatively high contribution to revenue from Brazil
- × Concern that projected traction in Brazil Flash may not materialize
- × Competition could slow growth in enterprise SSD as it remains early in Shakespeare's customer adoption cycle

Source: Wall Street research, IBES consensus. FactSet and Bloomberg.
Note: Summary outlook and analyst projections only include reports from current period. Shakespeare fiscal year ends in August.

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Historical Trading of Shakespeare Since IPO Stock Price Performance Since IPO ___________________________ Source: FactSet. Offer @ $9.25 8

13.0% 30.3% 53.2% (0.6%) ___________________________ Source: FactSet. Note: Memory / EMS Comps include Advanced Semiconductor Engineering, Amkor Technology, Benchmark Electronics, Micron, Plexus, SanDisk, Sanmina-SCI and Spansion. Brazil Tech Comps include Positivo and Bematech. Indexed Stock Price Performance - Year to Date Relative Stock Price Performance Indexed Stock Price Performance - Last 18 Months Indexed Stock Price Performance - Since IPO 55.4% 39.1% (18.1%) 104.9% (20.3%) (45.8%) 30.3% 365.9% (13.8%) (47.8%) (6.2%) 9

5.2x Trading Relative to Peers Historical EV / FTM Revenue Multiples Historical Price / FTM Earnings Multiples ___________________________ Source: FactSet and Wall Street research. Note: Memory / EMS Comps include Advanced Semiconductor Engineering, Amkor Technology, Benchmark Electronics, Micron, OCZ, Plexus, SanDisk, Sanmina-SCI, Spansion and STEC.Brazil Tech Comps include Positivo and Bematech. Shakespeare FTM EBITDA calculated by adding actual FY D&A for appropriate periods to projected FTM EBIT for illustrative purposes. Current 1 Yr Avg Since IPO Shakespeare 9.5x 7.4x 12.2x Memory / EMS Comps 12.4x 11.3x 8.4x Brazil Tech Comps 7.4x 8.4x 9.9x 0.60x 0.97x 9.5x 12.4x Historical EV / FTM EBITDA Multiples (1) 5.0x Current 1 Yr Avg Since IPO Shakespeare 5.0x 3.6x 4.9x Memory / EMS Comps 5.2x 5.3x 6.4x Brazil Tech Comps 5.1x 5.3x 6.0x Current 1 Yr Avg Since IPO Shakespeare 0.60x 0.43x 0.49x Memory / EMS Comps 0.97x 0.96x 1.02x Brazil Tech Comps 0.65x 0.81x 0.92x 0.65x 5.1x 7.4x 10

CY2011 Comparable Operating Metrics


Revenue Growth CY11/10
Shakespeare (Street) (3.4%)
Median 11.7%
OCZ 66.7%
STEC 43.5%
ASE Group 18.6%
SanDisk 18.0%
Micron 11.7%
Plexus 11.6%
Sanmina SCI 6.0%
Spansion 5.8%
Amkor Technology 2.6%
Benchmark Electronics 2.2%
Median 8.8%
Positivo 13.3%
bematech 4.4%
CY11 Gross Margin
Shakespeare (Street) 21.3%
Median 22.4%
STEC 43.9%
SanDisk 40.8%
Spansion 34.9%
Micron 24.3%
Amkor Technology 22.6%
ASE Group 22.2%
OCZ 21.2%
Plexus 9.6%
Sanmina SCI 7.9%
Benchmark Electronics 7.8%
Median 36.1%
bematech 43.0%
Positivo 29.2%
CY11 EBITDA Margin
Shakespeare (Street) 11.4%
Median 23.1%
Micron 33.8%
SanDisk 29.7%
STEC 24.5%
Spansion 24.2%
Amkor Technology 23.5%
ASE Group 22.7%
Plexus 6.8%
Benchmark Electronics 5.7%
Sanmina SCI 5.4%
OCZ 2.7%
Median 12.5%
bematech 19.0%
Positivo 6.0%
CY11 EBITDA – CapEx Margin
Shakespeare (Street) 7.7%
Median 6.9%
STEC 22.3%
SanDisk 20.8%
Spansion 18.0%
ASE Group 10.9%
Micron 7.7%
Amkor Technology 6.1%
Sanmina SCI 4.1%
Benchmark Electronics 3.3%
Plexus 2.4%
OCZ 1.8%
Median 9.6%
bematech 14.4%
Positivo 4.7%

Source: FactSet, Company filings, Wall Street research. Market data as of 4/21/11.

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Summary Valuation

Shakespeare Share Price



52-Week Range
Analyst Price Targets(1)
Comparable Company Analysis
CY 2011E EBITDA (Street)
CY 2011E P/E (Street)
CY 2012E EBITDA (Street)
CY 2012E P/E (Street)
Discounted Cash Flow Analysis(2)
3 Year Board
3 Year Reviewed
5 Year Board
5 Year Reviewed
Sum of the Parts
Board
Reviewed
Precedent Transaction Analysis(1)
LTM Revenue (Street)
LTM EBITDA (Street)
Premiums Paid
1-Day
30-Day
LBO Analysis(1)
Board
Reviewed
$4.64
$8.47
$7.25
$10.14
$7.48
$8.68
$7.27
$9.45
$7.17
$8.59
$7.57
$10.41
$7.03
$8.50
$8.78
$10.63
$7.84
$9.51
$10.43
$12.65
$7.13
$9.47
$8.32
$11.16
$5.35
$9.29
$6.73
$9.36
$9.13
$11.13
$8.34
$9.63
$7.04
$8.32
$8.45
$10.39
$0
$5
$10
$15
Current Price (4/21/11): $8.01
Offer Price: $9.25
Street
Board
Reviewed

Notes

- 52-Week Low (8/12/10) and High (4/8/11)
- Analyst Price Targets discounted at 13.0% cost of equity
- 5.0x – 6.0x CY2011E EBITDA
- 10.0x – 13.0x CY2011E P / E Multiple
- 4.0x – 5.0x CY2012E EBITDA
- 8.0x – 11.0x CY2012E P / E Multiple
- Street estimates for CY11 and CY12 EBITDA and EPS are higher than for both Board and Reviewed cases
- 4.0x – 5.0x LTM EBITDA and 12.0% – 14.0% WACC
  - Discounted to 4/21/11
- StorageCo and ModuleCo (3.5x – 4.5x CY12 EBITDA) valued on a standalone basis
  - 10.0x – 15.0x CY14 Earnings at 15.0% - 25.0% discount rate
- 0.40x – 0.80x LTM Revenue
- 5.0x – 7.5x LTM EBITDA
- Street estimates for LTM Revenue and EBITDA are higher than for both Board and Reviewed cases
- 14% – 39% premium to 1-day
- 23% – 42% premium to 30-day
- Targeting 20% to 30% IRR
  - 4.5x 5 year FTM EBITDA exit multiple
  - Discounted to 4/21/11

Source: FactSet, Bloomberg, Company filings, Wall Street research and IBES consensus estimates and Shakespeare management projections.
Note: Market data as of 4/21/11. DCF, LBO and Precedent Transactions assume net cash of $80.3mm at 8/27/11 per management guidance. Comparable Company Analysis and Sum of the Parts assume Q2 FY11 net cash balance of $79.4mm. Financial projections adjusted to exclude stock-based compensation and other non-cash expenses.
1. Price per share discounted to 4/21/11 at a 13.0% cost of capital.
2. Discounted cash flow analysis discounted to 4/21/11 at respective cost of capital in the 12.0% - 14.0% range.

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CY2011 Comparable Trading Metrics


EV / CY11 Revenue
Shakespeare (Street) 0.62x
Median 0.99x
STEC 2.25x
SanDisk 1.52x
Micron 1.36x
OCZ 1.04x
SPANSION 1.01x
ASE GROUP 0.98x
Amkor Technology 0.74x
PLEXUS 0.67x
Benchmark Electronics 0.28x
SANMINA SCI 0.25x
Median 0.63x
bematech 0.97x
POSITIVO 0.30x
EV / CY11 EBITDA
Shakespeare (Street) 5.4x
Median 4.7x
OCZ 38.7x
PLEXUS 9.9x
STEC 9.2x
SanDisk 5.1x
Benchmark Electronics 4.9x
SANMINA SCI 4.5x
ASE GROUP 4.3x
SPANSION 4.2x
Micron 4.0x
Amkor Technology 3.1x
Median 4.8x
bematech 5.1x
POSITIVO 4.5x
EV / CY11 EBITDA - CapEx
Shakespeare (Street) 8.0x
Median 9.0x
PLEXUS 27.3x
Micron 17.7x
Amkor Technology 12.0x
STEC 10.1x
ASE GROUP 9.0x
Benchmark Electronics 7.3x
SanDisk 7.3x
SANMINA SCI 6.0x
SPANSION 5.6x
OCZ NM
Median 6.5x
bematech 6.7x
POSITIVO 6.3x
Price / CY11 Earnings
Shakespeare (Street) 11.0x
Median 11.3x
PLEXUS 15.7x
Micron 14.5x
STEC 14.4x
Benchmark Electronics 12.5x
SanDisk 11.3x
ASE GROUP 9.9x
SPANSION 8.0x
Amkor Technology 7.2x
SANMINA SCI 6.6x
OCZ NM
Median 7.9x
bematech 9.7x
POSITIVO 6.1x

Source: FactSet, Company filings, Wall Street research. Market data as of 4/21/11.
Note: "NM" denotes EBITDA – CapEx multiple >50.0x or P/E multiple >75.0x.

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CY2012 Comparable Trading Metrics


EV / CY12 Revenue
Shakespeare (Street) 0.56x
Median 0.82x
STEC 1.86x
SanDisk 1.33x
Micron 1.18x
Spansion 0.95x
ASE Group 0.86x
OCZ 0.78x
Amkor 0.69x
Plexus 0.60x
Benchmark Electronics 0.25x
Sanmina SCI 0.23x
Median 0.59x
bematech 0.91x
Positivo 0.27x
EV / CY12 EBITDA
Shakespeare (Street) 4.6x
Median 4.3x
OCZ 11.8x
Plexus 8.5x
STEC 6.4x
SanDisk 5.6x
Benchmark Electronics 4.3x
Spansion 4.3x
ASE Group 3.8x
Sanmina SCI 3.7x
Micron 3.4x
Amkor 2.5x
Median 4.2x
bematech 4.5x
Positivo 3.8x
EV / CY12 EBITDA - CapEx
Shakespeare (Street) 6.5x
Median 6.5x
Plexus 18.6x
OCZ 13.8x
Micron 8.9x
SanDisk 7.0x
STEC 6.8x
ASE Group 6.2x
Benchmark Electronics 6.0x
Spansion 5.8x
Amkor 5.3x
Sanmina SCI 4.7x
Median 5.5x
bematech 5.8x
Positivo 5.3x
Price / CY12 Earnings
Shakespeare (Street) 8.5x
Median 10.1x
OCZ 15.6x
Plexus 13.2x
STEC 11.7x
SanDisk 11.0x
Benchmark Electronics 10.6x
Micron 9.6x
ASE Group 8.6x
Spansion 7.1x
Amkor 6.1x
Sanmina SCI 5.3x
Median 6.5x
bematech 8.0x
Positivo 5.0x

Source: FactSet, Company filings, Wall Street research. Market data as of 4/21/11.

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3 Year Discounted Cash Flow Analysis - Board Case Valuation Summary DCF ___________________________ Source: Management projections. Note: Assumes midpoint convention for annual cash flows which are discounted to 8/27/11. Assumes net cash of $80.3mm based on FY11 projected balance sheet per management guidance. 1. EBIT and EBITDA adjusted to exclude stock-based compensation and other non-cash expenses. 15

3 Year Discounted Cash Flow Analysis - Reviewed Case Valuation Summary DCF ___________________________ Source: Management projections. Note: Assumes midpoint convention for annual cash flows which are discounted to 8/27/11. Assumes net cash of $80.3mm based on FY11 projected balance sheet per management guidance. 1. EBIT and EBITDA adjusted to exclude stock-based compensation and other non-cash expenses. 16

Illustrative Sum-of-the-Parts Valuation ___________________________ Source: Management projections. Assumes no additional costs with separation, including any potential tax leakage. Note: Market data as of 4/21/11. Net cash and debt Q2 FY11 ending balances. Assumes standalone G&A margin per management guidance. Assumes a cash-free, debt-free StorageCo. StorageCo Enterprise Value discounted to 4/21/11 at a 20.0% cost of capital. StorageCo tax rate of 10.0% per management guidance. StorageCo MemoryCo Enterprise Value Implied Equity Value Current Market Value 3.1% Sum of the Parts Valuation - Board Case $8.01 $8.26 ($ in millions, except per share amounts) Net Cash Assumes a discounted future value for StorageCo and current market-based valuation of remaining business 17

Illustrative Sum-of-the-Parts Valuation ___________________________ Source: Management projections. Assumes no additional costs with separation, including any potential tax leakage. Note: Market data as of 4/21/11. Net cash and debt Q2 FY11 ending balances. Assumes standalone G&A margin per management guidance. Assumes a cash-free, debt-free StorageCo. StorageCo Enterprise Value discounted to 4/21/11 at a 20.0% cost of capital. StorageCo tax rate of 10.0% per management guidance. StorageCo MemoryCo Enterprise Value Implied Equity Value Current Market Value 20.9% Sum of the Parts Valuation - Reviewed Case $8.01 $9.69 ($ in millions, except per share amounts) Net Cash Assumes a discounted future value for StorageCo and current market-based valuation of remaining business 18

Precedent Transaction Analysis ___________________________ Source: Company filings, Wall Street research, MergerMarket and FactSet. 19

Premiums Paid - Domestic Tech Sponsor and Strategic Buyers ___________________________ Source: SDC. Note: Shakespeare current stock price as of 4/21/11. Analysis includes 3 transactions. Analysis includes 19 transactions. Analysis includes 22 transactions. 2011 YTD (1) First Quartile Mean Median Third Quartile 2010 (2) 2010 - 2011 YTD (3) Salerio @ $9.25 per share: 15.5% Salerio @ $9.25 per share: 36.4% Transactions between $300mm and $1bn in value Salerio @ $9.25 per share: 15.5% Salerio @ $9.25 per share: 36.4% Salerio @ $9.25 per share: 15.5% Salerio @ $9.25 per share: 36.4% 20

Transactions between $300mm and $1bn in value 2011 YTD (1) Premiums Paid - Global All Industries Take Private ___________________________ Source: SDC. Note: Shakespeare current stock price as of 4/21/11. Analysis includes 6 transactions. Analysis includes 18 transactions. Analysis includes 24 transactions. First Quartile Mean Median Third Quartile 2010 (2) 2010 - 2011 YTD (3) Salerio @ $9.25 per share: 36.4% Salerio @ $9.25 per share: 36.4% Salerio @ $9.25 per share: 36.4% Salerio @ $9.25 per share: 15.5% Salerio @ $9.25 per share: 15.5% Salerio @ $9.25 per share: 15.5% 21

LBO Analysis – Board Case

Assumes purchase at $9.25 per share to current stock price, implying an entry multiple of EV/LTM Adj. EBITDA of ~7.9x (~8.0x FTM) with new debt of $300mm of Term Loan

Assumptions

- Assumes a 8/27/11 transaction at $9.25/share
- Assumes operating model based on Shakespeare Board case and management guidance through balance of projection period
- Assumes ultimately will be financed with ~$300mm of Term Loan @ L+450, with LIBOR floor of 125bps
  - Undrawn revolver of $50mm, with 0.50% commitment fee on undrawn portion of the facility
- Assumes $65mm of minimum cash which results in approximately $70mm of cash used toward financing the transaction
- Assumes financing sources used to retire existing floating rate notes, pay expenses and purchase equity
- Pro forma for the transaction, Shakespeare will be levered at 4.2x with a 4.1x coverage ratio, based on 8/27/11 LTM EBITDA

Pro Forma Capitalization Table

($ in millions)

	Status Quo	LBO Adj.	Pro Forma
Cash	**$135.4**	**($70.4)**	**$65.0**
Existing Sr. Secured FRNs	$55.1	($55.1)	$0.0
Term Loan	0.0	300.0	300.0
Total Debt	**$55.1**	**$244.9**	**$300.0**
Shareholders' Equity	338.4	(6.1)	332.4
Total Capitalization	**$393.5**	**$238.9**	**$632.4**
LTM Data (as of 8/27/11)			
EBITDA	$71.6		$71.6
Cash Interest Expense	1.3		17.3
Capital Expenditures	28.2		28.2
Credit Stats			
Total Debt / EBITDA	0.8x		4.2x
Total Debt / (EBITDA - Capex)	1.3x		6.9x
EBITDA / Cash Interest	55.9x		4.1x
(EBITDA - Capex) / Cash Interest	33.9x		2.5x
Total Debt / Total Capitalization	14.0%		47.4%

Sources and Uses

($ in millions)

	$ mm	% of Total	Multiple of LTM EBITDA	Multiple of FTM EBITDA
Sources of Funds				
Excess Target Cash	$70.4	9.9%	1.0x	1.0x
Debt				
Term Loan	300.0	42.0%	4.2x	4.3x
Equity				
Common - Sponsor	324.3	45.4%	4.5x	4.6x
Employee Rollover	19.6	2.7%	0.3x	0.3x
Total Sources	**$714.2**	**100.0%**	**10.0x**	**10.2x**
Uses of Funds				
Equity Purchase Price				
Existing Shareholders	$625.6	87.6%	8.7x	8.9x
Employee Rollover	19.6	2.7%	0.3x	0.3x
Other Uses				
Refinance Debt	55.1	7.7%	0.8x	0.8x
Expenses & Fees	14.0	2.0%	0.2x	0.2x
Total Uses	**$714.2**	**100.0%**	**10.0x**	**10.2x**

Exit IRR Analysis

	Adjusted FTM EBITDA Exit Multiple		
	4.0x	**4.5x**	**5.0x**
Year 3	5.8%	11.6%	16.9%
Year 5	14.0%	16.8%	19.4%
Year 7	16.7%	18.4%	20.0%

Source: Management projections.

Note: Assumes interest rate of L+450 on Term Loan, with LIBOR floor of 125bps. IRR calculated assuming on completion of transaction on 8/27/2011. 8/27/11 cash balance based on management guidance. Assumes $65mm minimum cash. Assumes $1.9mm of public company cost savings per management guidance. Transaction expenses and fees include M&A fees and prepayment of existing senior rate notes at 101, per management guidance.

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LBO Analysis – Reviewed Case

Assumes purchase at $9.25 per share to current stock price, implying an entry multiple of EV/LTM Adj. EBITDA of ~7.4x (~6.2x FTM) with new debt of $300mm of Term Loan

Assumptions

- Assumes a 8/27/11 transaction at $9.25/share
- Assumes operating model based on Shakespeare Reviewed case and management guidance through balance of projection period
- Assumes ultimately will be financed with ~$300mm of Term Loan @ L+450, with LIBOR floor of 125bps
  - Undrawn revolver of $50mm, with 0.50% commitment fee on undrawn portion of the facility
- Assumes $65mm of minimum cash which results in approximately $70mm of cash used toward financing the transaction
- Assumes financing sources used to retire existing floating rate notes, pay expenses and purchase equity
- Pro forma for the transaction, Shakespeare will be levered at 3.9x with a 4.4x coverage ratio, based on 8/27/11 LTM EBITDA

Pro Forma Capitalization Table

($ in millions)

	Status Quo	LBO Adj.	Pro Forma
Cash	$135.4	($70.4)	$65.0
Existing Sr. Secured FRNs	$55.1	($55.1)	$0.0
Term Loan	0.0	300.0	300.0
Total Debt	$55.1	$244.9	$300.0
Shareholders' Equity	338.4	(6.1)	332.4
Total Capitalization	$393.5	$238.9	$632.4
LTM Data (as of 8/27/11)			
EBITDA	$76.6		$76.6
Cash Interest Expense	1.3		17.3
Capital Expenditures	28.2		28.2
Credit Stats			
Total Debt / EBITDA	0.7x		3.9x
Total Debt / (EBITDA - Capex)	1.1x		6.2x
EBITDA / Cash Interest	60.4x		4.4x
(EBITDA - Capex) / Cash Interest	38.1x		2.8x
Total Debt / Total Capitalization	14.0%		47.4%

Sources and Uses

($ in millions)

	$ mm	% of Total	Multiple of LTM EBITDA	Multiple of FTM EBITDA
Sources of Funds				
Excess Target Cash	$70.4	9.9%	0.9x	0.8x
Debt				
Term Loan	300.0	42.0%	3.9x	3.3x
Equity				
Common - Sponsor	324.3	45.4%	4.2x	3.5x
Employee Rollover	19.6	2.7%	0.3x	0.2x
Total Sources	$714.2	100.0%	9.3x	7.8x
Uses of Funds				
Equity Purchase Price				
Existing Shareholders	$625.6	87.6%	8.2x	6.8x
Employee Rollover	19.6	2.7%	0.3x	0.2x
Other Uses				
Refinance Debt	55.1	7.7%	0.7x	0.6x
Expenses & Fees	14.0	2.0%	0.2x	0.2x
Total Uses	$714.2	100.0%	9.3x	7.8x

Exit IRR Analysis

	Adjusted FTM EBITDA Exit Multiple		
	4.0x	4.5x	5.0x
Year 3	23.6%	29.2%	34.4%
Year 5	24.9%	27.5%	29.9%
Year 7	24.2%	25.8%	27.2%

Source: Management projections.
Note: Assumes interest rate of L+450 on Term Loan, with LIBOR floor of 125bps. IRR calculated assuming on completion of transaction on 8/27/2011. 8/27/11 cash balance based on management guidance. Assumes $65mm minimum cash. Assumes $1.9mm of public company cost savings per management guidance. Transaction expenses and fees include M&A fees and prepayment of existing senior rate notes at 101, per management guidance.

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Appendix

Additional Valuation Materials

CY2012 Comparable Operating Metrics ___________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 4/21/11. Revenue Growth CY12/11 CY12 Gross Margin CY12 EBITDA Margin CY12 EBITDA - CapEx Margin Shakespeare (Street) Shakespeare (Street) Shakespeare (Street) Shakespeare (Street) 24

5 Year Discounted Cash Flow Analysis - Board Case Valuation Summary DCF ___________________________ Source: Management projections. Note: Assumes midpoint convention for annual cash flows which are discounted to 8/27/11. Assumes net cash of $80.3mm based on FY11 projected balance sheet per management guidance. Given the inherent uncertainties and difficulties in accurately projecting the financial results of the Company on a five-year basis, we have given considerably greater weight to the portion of the Company Projections through the Company's fiscal year ending in 2014 for purposes of our analyses and opinion. 1. EBIT and EBITDA adjusted to exclude stock-based compensation and other non-cash expenses. 25

5 Year Discounted Cash Flow Analysis - Reviewed Case Valuation Summary DCF ___________________________ Source: Management projections. Note: Assumes midpoint convention for annual cash flows which are discounted to 8/27/11. Assumes net cash of $80.3mm based on FY11 projected balance sheet per management guidance. Given the inherent uncertainties and difficulties in accurately projecting the financial results of the Company on a five-year basis, we have given considerably greater weight to the portion of the Company Projections through the Company's fiscal year ending in 2014 for purposes of our analyses and opinion. 1. EBIT and EBITDA adjusted to exclude stock-based compensation and other non-cash expenses. 26

Projected Pro Forma P&L for StorageCo - Board Case Based on Management's Board Case ___________________________ Source: Shakespeare management projections and guidance. ($ in millions) Based on management projections Analysis assumes separation of StorageCo on cash- free/debt-free basis Assumes standalone corporate overhead per management guidance 27

StorageCo Standalone Value Potential - Board Case ___________________________ Source: Management projections. Note: Assumes standalone G&A margin per management guidance. Assumes a cash-free, debt-free StorageCo. StorageCo Enterprise Value discounted to 4/21/11. StorageCo tax rate of 10.0% per management guidance. 1. Implied EV / Revenue using the midpoint Enterprise Value. Discounted future equity value Present Value Future Value (1) (1) Based on management projections Analysis assumes separation of StorageCo on cash- free/debt-free basis Assumes standalone corporate overhead per management guidance 28

Sum of the Parts Sensitivity - Board Case ___________________________ Source: Management projections. Note: Net cash and debt Q2 FY11 ending balances. Assumes standalone G&A margin per management guidance. Assumes a cash-free, debt-free StorageCo. StorageCo Enterprise Value discounted to 4/21/11 at a range of 15.0% - 25.0% cost of capital. StorageCo tax rate of 10.0% per management guidance. Assumes a discounted future value for StorageCo and current market-based valuation of remaining business 29

Projected Pro Forma P&L for StorageCo - Reviewed Case Based on Management's Reviewed Case ___________________________ Source: Shakespeare management projections and guidance. ($ in millions) Based on management projections Analysis assumes separation of StorageCo on cash- free/debt-free basis Assumes standalone corporate overhead per management guidance 30

StorageCo Standalone Value Potential - Reviewed Case ___________________________ Source: Management projections. Note: Assumes standalone G&A margin per management guidance. Assumes a cash-free, debt-free StorageCo. StorageCo Enterprise Value discounted to 4/21/11. StorageCo tax rate of 10.0% per management guidance. 1. Implied EV / Revenue using the midpoint Enterprise Value. Discounted future equity value Present Value Future Value (1) (1) Based on management projections Analysis assumes separation of StorageCo on cash- free/debt-free basis Assumes standalone corporate overhead per management guidance 31

Sum of the Parts Sensitivity - Reviewed Case ___________________________ Source: Management projections. Note: Net cash and debt Q2 FY11 ending balances. Assumes standalone G&A margin per management guidance. Assumes a cash-free, debt-free StorageCo. StorageCo Enterprise Value discounted to 4/21/11 at a range of 15.0% - 25.0% cost of capital. StorageCo tax rate of 10.0% per management guidance. Assumes a discounted future value for StorageCo and current market-based valuation of remaining business 32

Shakespeare Ownership Overview ___________________________ Source: LionShares data as of 4/21/11. Percentage owned based on common shares outstanding. Top 10 holdings based on most recent filing. Growth includes GARP and Aggressive Growth. Value includes value and deep value investors. Top 20 Institutional Shareholders and Insiders Evolution Ownership and Investor Style Breakdown (2) Current Ownership Summary Top 10 Institutional Shareholders and Insiders (1) 33

Shakespeare WACC Analysis

WACC Analysis Versus Comparable Companies

		Shakespeare Standalone	Comparable Companies
I.	**Cost of Debt:**		
	a) All-In Cost for Company [(1)]	5.75%	5.75%
	b) Marginal Tax Rate	27.7%	34.4%
	Cost of Debt	4.2%	3.8%
II.	**Cost of Equity:**		
	c) Risk Free Rate [(2)]	3.40%	3.40%
	d) Beta	1.477	1.374
	e) Market Risk Premium [(3)]	6.70%	6.70%
	Cost of Equity	13.3%	12.6%
III.	**Weighted Average Cost of Capital:**		
	f) Target Debt to Market Cap. Ratio	9.0%	17.8%
	g) Implicit Market Equity to Market Cap. Ratio	91.0%	82.2%
	Weighted Average Cost of Capital	**12.5%**	**11.0%**

Source: Company filings, Ibbotson and FactSet.

Note: Betas are predicted Barra betas. Beta relevered at the mean of the capital structure of comparable companies. Comparable Companies include Advanced Semiconductor Engineering, Amkor Technology, Benchmark Electronics, Micron, OCZ, Plexus, SanDisk, Sanmina-SCI, Spansion, STEC, Positivo and Bematech.

1. *Cost of debt based on financing commitment papers provided to Shakespeare from bidder.*
2. *Risk free rate of 3.40% based on 10 Year Treasury as of 4/21/11.*
3. *Market Risk Premium per Ibbotson.*

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